UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2011

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH		43659
(Address of principal executive offices)		(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting of Stockholders of Owens Corning (the “Company”) held on April 14, 2011, Company stockholders voted on five proposals and cast their votes as described below. The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 16, 2011.

Proposal 1

The following directors were elected to serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Gaston Caperton	109,676,214	1,581,103	7,344,073
Ann Iverson	109,734,980	1,522,337	7,344,073
Joseph F. Neely	111,111,798	145,519	7,344,073

Proposal 2

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,187,070	1,263,597	150,723	0

Proposal 3

Company stockholders approved the Corporate Incentive Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
108,861,289	1,308,451	1,087,577	7,344,073

Proposal 4

Company stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,366,719	5,383,071	1,507,527	7,344,073

Proposal 5

Company stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as set forth below:

1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
100,876,450	1,154,701	7,571,543	1,654,623	7,344,073

In light of such vote, the Company has decided to include a stockholder vote on executive compensation in its proxy materials annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 14, 2011	By:	/s/ John W. Christy
John W. Christy
Vice President, Interim General Counsel and Secretary